Notes to Footnote 2:

The shares are held by Skyline Venture Partners II, L.P. ("SVPII"), Skyline
Venture Partners Qualified Purchaser Fund II, L.P. ("SVPQFII) and Skyline
Expansion Fund, L.P. ("SEF"), in the amounts set forth below. Skyline Venture
Management II, LLC ("SVMII") is the general partner of SVPII and SVPQFII., and
Skyline Venture Management III, LLC ("SVMIII") is a member of Skyline Expansion
Fund Management, LLC ("SEFM") which is the general partner of SEF. Mr. Kaneko is a Managing Director of SVMII and SVMIII. In such capacities, SVMII may be deemed to share voting and investment powers with respect to the shares of Common Stock held by SVPII, SVPQFII, and SVMIII may be deemed to share voting and investment powers with respect to the shares of Common Stock held by SEF, and Mr. Kaneko may be deemed to share voting and investment power with respect to the shares of
Common Stock held by SVPII, SVPQFII, and SEF. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

------------------------------------------------------------------------------------------------
Holder                                Shares of Common  Stock      Shares of Common Stock
                                      Held by the Holder           Issuable After Reverse Split
------------------------------------------------------------------------------------------------
Skyline Venture Partners II, L.P.     26,004                       5,778
------------------------------------------------------------------------------------------------
Skyline Venture Partners Qualified    7,431                        1,651
Purchaser Fund II, L.P.
------------------------------------------------------------------------------------------------
Skyline Expansion Fund, L.P.          86,565                       19,236
------------------------------------------------------------------------------------------------

Notes to Footnote 3:

The shares are held by SVPII and SVPQFII in the amounts set forth below. SVMII is the general partner of SVPII and SVPQFII. Mr. Kaneko is a Managing Director
of SVMII. In such capacities, SVMII may be deemed to share voting and investment powers with respect to the shares of Series B Convertible Preferred Stock held by SVPII and SVPQFII, and Mr. Kaneko may be deemed to share voting and investment power with respect to the shares of Series B Convertible Preferred
Stock held by SVPII and SVPQFII. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

---------------------------------------------------------------------------------------------------------
Holder                                 Shares of Series B Convertible   Shares of Common Stock Issuable
                                       Preferred Stock Held by the      Upon conversion of the Series B
                                       Holder                           Convertible Preferred Stock **
---------------------------------------------------------------------------------------------------------
Skyline Venture Partners II, L.P.      158,114                          38,611
---------------------------------------------------------------------------------------------------------
Skyline Venture Partners Qualified     1,841,886                        449,788
Purchaser Fund II, L.P.
---------------------------------------------------------------------------------------------------------

**The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. Each share of Series B Convertible
Preferred Stock is convertible into approximately 0.2442 shares of Common Stock.

Notes to Footnote 4:

The shares are held by SVPII, SVPQFII, and SEF, in the amounts set forth below.
SVMII is the general partner of SVPII and SVPQFII, and SVMIII is a member of
SEFM which is the general partner of SEF. Mr. Kaneko is a Managing Director of
SVMII and SVMIII. In such capacities, SVMII may be deemed to share voting and investment powers with respect to the shares of Series C Convertible Preferred
Stock held by SVPII and SVPQFII, SVMIII may be deemed to share voting and investment powers with respect to the shares of Series C Convertible Preferred
Stock held by SEF, and Mr. Kaneko may be deemed to share voting and investment power with respect to the shares of Series C Convertible Preferred Stock held by
SVPII, SVPQFII, and SEF. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

-----------------------------------------------------------------------------------------------------------
Holder                                  Shares of Series C Convertible   Shares of Common Stock Issuable
                                        Preferred Stock Held by          the Upon conversion of the Series C
                                        Holder                           Convertible Preferred Stock **
-----------------------------------------------------------------------------------------------------------
Skyline Venture Partners II, L.P.       102,774                          27,811
-----------------------------------------------------------------------------------------------------------
Skyline Venture Partners Qualified      1,197,226                        323,977
Purchaser Fund II, L.P.
-----------------------------------------------------------------------------------------------------------
Skyline Expansion Fund, L.P.            500,000                          135,303
-----------------------------------------------------------------------------------------------------------

**The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. Each share of Series C Convertible
Preferred Stock is convertible into approximately 0.2609 shares of Common Stock.

Notes to Footnote 5:

The shares are held by SVPII, SVPQFII, and SEF, in the amounts set forth below.
SVMII is the general partner of SVPII and SVPQFII, SVMIII is a member of SEFM which is the general partner of SEF. Mr. Kaneko is a Managing Director of SVMII and SVMIII. In such capacities, SVMII may be deemed to share voting and investment powers with respect to the shares of Series E Convertible Preferred
Stock held by SVPII and SVPQFII, SVMIII may be deemed to share voting and investment powers with respect to the shares of Series E Convertible Preferred
Stock held by SEF, and Mr. Kaneko may be deemed to share voting and investment power with respect to the shares of Series E Convertible Preferred Stock held by
SVPII, SVPQFII, and SEF. The reporting person disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

-------------------------------------------------------------------------------------------------------
Holder                                Shares of Series E Convertible  Shares of Common Stock Issuable
                                      Preferred Stock Held by the     Upon conversion of the Series E
                                      Holder                          Convertible Preferred Stock **
-------------------------------------------------------------------------------------------------------
Skyline Venture Partners II, L.P.     36,705                          8,156
-------------------------------------------------------------------------------------------------------
Skyline Venture Partners Qualified    427,581                         95,018
Purchaser Fund II, L.P.
-------------------------------------------------------------------------------------------------------
Skyline Expansion Fund, L.P.          892,856                         198,412
-------------------------------------------------------------------------------------------------------

**The number of shares of Common Stock issuable upon the simultaneous conversion of multiple series of preferred stock may change due to change in rounding due to the aggregation of fractional shares. Each share of Series C Convertible
Preferred Stock is convertible into approximately 0.222 shares of Common Stock.